State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "XILINX, INC.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF SEPTEMBER, A.D. 2000, AT 3 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Edward J. Freel, Secretary of State

2221167 8100

001469056

AUTHENTICATION: 0680105

DATE: 09-18-00

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

XILINX, INC.

     XILINX, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), pursuant to the provisions of the General Corporation Law of the State of Delaware (the “GCL”), DOES HEREBY CERTIFY as follows:

     FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of ARTICLE FOURTH of the Certificate of Incorporation in its present form and substituting therefor a new first paragraph of ARTICLE FOURTH in the following form:

“This Corporation is authorized to issue two classes of stock, designated “Common Stock,” $.01 par value, and “Preferred Stock,” $.01 par value. The total number of shares of all classes of stock which the Corporation has authority to issue is Two Billion and Two Million (2,002,000,000), consisting of Two Billion (2,000,000,000) shares of Common Stock and Two Million (2,000,000) share of Preferred Stock.”

     SECOND: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the GCL (a) the Board of Directors of the corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and (b) the stockholders of the Corporation having duly adopted such amendment by a vote of the holders of a majority of the outstanding stock entitled to vote thereon at the Corporation's August 10, 2000 annual meeting of stockholders.

     IN WITNESS WHEREOF, XILINX, INC. has caused this Certificate to be signed and attested by its duly authorized officers this 15th of September, 2000.

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "XILINX, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF OCTOBER, A.D. 1990, AT 10 O'CLOCK A.M.

Edward J. Freel, Secretary of State

AUTHENTICATION: 8489733

DATE: [illegible]

2221167 8100

971177985

10-30-90

RESTATED CERTIFICATE OF INCORPORATION
OF XILINX, INC.
(PURSUANT TO SECTION 245 OF THE
DELAWARE GENERAL CORPORATION LAW)

               Bernard V. Vonderschmitt and Larry W. Sonsini certify that:

1.

They are the President and Secretary, respectively, of Xilinx, Inc., a Delaware corporation, which filed its original Certificate of Incorporation on February 5, 1990 and amended its Certificate of Incorporation on March 1, 1990 and May 24, 1990.

2.	The Certificate of Incorporation of this Corporation is hereby restated and integrated (but not further amended) to read as follows:

"FIRST:	The name of the Corporation is Xilinx, Inc. (the "Corporation").

SECOND:

The address of the Corporation's registered office in the State of Delaware is corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, zip code 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD:	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General corporation Law of Delaware.

FOURTH:

This Corporation is authorized to issue two classes of shares, designated "Common Stock", $.01 par value, and "Preferred Stock", $.01 par value. The total number of shares which this Corporation is authorized to issue is 52,000,000. The number of shares of Preferred Stock which this Corporation is authorized to issue is 2,000,000. The number of shares of Common Stock which this Corporation is authorized to issue is 50,000,000.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of this Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation of any series and to fix the number of shares of any series.

FIFTH:	The corporation is to have perpetual existence.

SIXTH:	Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

SEVENTH:	The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the corporation.

EIGHTH:	In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

NINTH:	To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

TENTH:	Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ELEVENTH:	Following the effectiveness of the registration of any class of securities of the Corporation pursuant to the requirements of the Securities Exchange Act of 1934, as amended, no action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent."

     3.     The foregoing Restated Certificate of Incorporation has been duly approved and adopted by the Board of Directors in accordance with Section 245(b) of the Delaware General Corporation Law ("DGCL").

     4.     In accordance with Section 245(b) of the DGCL, no stockholder approval of the foregoing Restated Certificate of Incorporation was required as the Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation as heretofore amended or supplemented and now in effect. There is no discrepancy between the provisions of the Certificate of Incorporation as heretofore amended or supplemented and now in effect and the provisions of the foregoing Restated Certificate of Incorporation.

     We hereby further declare and certify under penalty of perjury under the laws of the State of Delaware that the facts set forth in the foregoing certificate are true and correct of our own knowledge and that this Certificate is our act and deed.

     Executed at San Jose, California, this 17th day of October, 1990.